Share Purchase Agreement

between

STEVEN HUYNH, Swedish Citizen with permanent address at Slottsvägen 12, in 183 52 Täby, Sweden (Personal ID Number 751031-9275)

(hereafter referred to as the “Seller”)

and

EURO SOLAR PARKS, INC., a Nevada Corporation at 2533 N Carson Street, Carson City, NV 89706, USA, with offices at 345 Route 17 South, Suite 23, in Upper Saddle River, NJ 07458, USA (Entity Number E0656182008-4)

(hereafter referred to as the “Purchaser”)

Whereas

I
The Seller is the owner of 500 (five hundred) shares, fully paid in, with a par value of SEK 100 (one hundred Swedish Krona) each of CONLEXA SVERIGE AB, a Swedish Private Company Limited by Shares (Company No. 556845-1321) located at Reimersholmsgate 9B, in 117 40 Stockholm, Sweden, (hereafter referred to as “Shares”),

II	The Purchaser has offered to purchase 500 of the Shares and the Seller has accepted to sell same, subject to the following terms and conditions:

1.	The Seller hereby sells to the Purchaser who accepts the Shares representing 100% of the whole share capital of CONLEXA SVERIGE AB (hereafter referred to as “Company”).

2.
The Shares are sold for a total purchase price of USD 12,640.00 (twelve thousand six hundred forty United States Dollars), which equals a total purchase price of SEK 79,000.00 (seventy-nine thousand Swedish Krona) whereby the conversion rate is based on the actual currency exchange rate of SEK 1.00 = USD 0.16 as per the execution date of this agreement.

3.
The Purchaser shall pay the purchase price of USD 12,640.00 in form of shares of the stock of the purchasing company, Euro Solar Parks, Inc., whereby the Purchaser shall issue 1,264,000 (one million two hundred sixty-four thousand) new common shares of Euro Solar Parks, Inc. into the name of the Seller. The Seller and Purchaser agree to calculate the amount of new shares to be issued according to the following formula:

Item	Amount / Value
Weighted Avg. Share Price of ESLP.PK (80 trading days)	USD 0.015
./. Discount for Risk-Adjustment	-35.0%
= Risk-Adjusted Share Price as Calculation Basis (truncated)	USD 0.01
Total Amount of Shares to be Issued (USD 12,640.00 / USD 0.01)	1,264,000

Share Purchase Agreement CONLEXA SVERIGE AB	Page 1 of 3

The Purchaser shall issue 1,264,000 new common shares into the name of the Seller and shall transfer the shares to the broker account and/or physical delivery address, which details will be given to the Purchaser by the Seller separately, within 10 (ten) days since the Purchaser has received the share certificate/s of CONLEXA SVERIGE AB, validly issued into the name of the Purchaser.

4.	The Seller represents and warrants that:

a.
all Shares are being validly issued and fully paid in and the Shares are owned by the Seller, with good and valid title thereto and are at the full disposal of the Seller. The Purchaser will be able to dispose immediately and fully of the Shares acquired from the Seller without any limitation whatsoever;

b.
the Shares are not subject to any rights or claims from third parties, in particular they are free and clear of any restriction on disposal, are free and clear of any mortgage, security, pledge, lien, claim, charge, subscription, options, warrants, conversion rights and other encumbrance of any kind;

c.	the Company has always being carrying business according to the law and to its articles of incorporation;

d.
there is no legal action or other procedure, judicial, arbitral or administrative action, suit, proceeding or investigation now pending or threatened before any court, arbitral tribunal or administrative authority against the Company or its properties or business;

e.	there is no obligation or liability (based in contract or tort) of the Company which is not stated in the statement of the accounts, nor which has been fully settled as of the date of execution;

f.
the financial statements of the Company have been prepared in accordance with generally accepted accounting principles and accurately and completely reflect the financial condition of the Company. Since then there has been no adverse material change of the business, assets, liabilities and the financial condition of the Company from that shown by such financial statements. The Seller assumes no liability for possible tax audits and possible involved tax adjustments;

g.	the Company has in the past fully satisfied all obligations to governmental authorities, including any tax liabilities;

h.
neither this Agreement nor any document or statement furnished or made by the Seller to the Purchaser in connection with this Agreement or the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. The Seller has disclosed to the Purchaser all material financial, legal and other information on the business and operations of the Company.

5.	The transfer of risk and use with regard of the assignment of the Shares is at the risk of the Purchaser.

6.	Further warranties of the Seller are excluded; except no material adverse changes up to completion date.

7.
The parties and the Company shall observe strict confidentiality of the contents of this Agreement towards third parties to the extent that they are not legally obliged to disclosure or the respective other party has not given its express consent to such disclosure.

Share Purchase Agreement CONLEXA SVERIGE AB	Page 2 of 3

8.	This Agreement shall be subject to and governed by Swedish law.

This agreement is prepared in two originals, duly signed and one original given to each party.

(Place, date)	(Place, date)
Täby 2011-07-28	Upper Saddle River, NJ, 7/28/11

Seller	Purchaser
EURO SOLAR PARKS, INC.
/s/ Steven Huynh	/s/ Dimitrios Argyros
Steven Huynh	Dimitrios Argyros, President/CEO

Share Purchase Agreement CONLEXA SVERIGE AB	Page 3 of 3